Exhibit 10.iii.a

THE MOSAIC COMPANY

NON-QUALIFIED STOCK OPTION AGREEMENT (201[_] Award)

This NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (the “Award Agreement”) is dated this ____ day of ________, 201[__], from The Mosaic Company, a Delaware corporation (the “Company”), and __________ (the “Participant”). The “Grant Date” shall be ________, 201[__].
1.    Grant of Option/Termination of Option. The Company hereby grants Participant the option (the “Option”) to purchase all or any part of an aggregate of _____ shares (the “Shares”) of common stock of the Company (the “Common Stock”) at the exercise price of $____ per share according to the terms and conditions set forth in this Award Agreement and in The Mosaic Company 2014 Stock and Incentive Plan (the “Plan”). The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option is issued under the Plan and is subject to its terms and conditions. A copy of the Plan will be furnished upon request of Participant. Unless terminated earlier in accordance with the terms of this Award Agreement, the Option shall terminate at the close of business ten (10) years from the date hereof.
2.    Vesting; Rights/Transferability
(a)    Except as otherwise provided in this Award Agreement, the Option may be exercised by Participant in accordance with the following schedule:

On or After Each of the Following Dates	Number of Shares with respect to which the Option is Exercisable
_______, ____
_______, ____
_______, ____

(b)    During the lifetime of Participant, the Option shall be exercisable only by Participant and shall not be assignable or transferable by Participant, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, Participant may transfer the Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such General Instructions or such Form)), provided, however, that (i) Participant may not receive any consideration for such transfer, (ii) the Family Member must agree in writing not to make any subsequent transfers of the Option other than by will or the laws of descent and distribution, and (iii) the Company receives prior written notice of such transfer.
3.    Exercise of Option after Termination of Employment, Retirement, Death or Disability. The Option shall terminate and may no longer be exercised if Participant ceases to be employed by the Company or its Affiliates, except that:
(a)    If Participant’s employment shall be terminated for any reason, voluntary or involuntary, other than (i) for “Cause” (as defined in Section 3(f)) as provided in Section 3(b) below, (ii) Participant’s retirement as provided in Section 3(c) below or (iii) Participant’s death or disability (within the meaning of Section 22(e)(3) of the Code) as provided in Section 3(d) below, Participant may at any time within a period of three (3) months after such termination exercise the Option to the extent the Option was exercisable by Participant on the date of the termination of Participant’s employment.
(b)    If Participant’s employment is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination.
(c)    If Participant’s employment is terminated because Participant has retired from the Company at age sixty (60) or older (or pursuant to early retirement with the consent of the Committee) and Participant shall not have fully exercised the Option, the Option shall continue to vest in accordance with the schedule set forth in Section 2(a) hereof, and such Option may be exercised at any time within sixty (60) months after Participant’s date of termination of employment for retirement, except as otherwise provided in Section 3(d) and Section 3(e) below.
(d)    If Participant shall die while the Option is still exercisable according to its terms or if Participant has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company and Participant shall not have fully exercised the Option, the Option shall continue to vest in accordance with the schedule set forth in Section 2(a) hereof, and such Option may be exercised at any time within sixty (60) months after Participant’s death or date of termination of employment for disability by Participant, personal representatives or administrators or guardians of Participant, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, except as otherwise provided in Section 3(e) below.
(e)    Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.
(f)    “Cause” shall mean (i) the willful and continued failure by Participant substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Participant’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Participant in misconduct which causes substantial injury to the Company or its Affiliates, its other employees or the employees of its Affiliates or its clients or the clients of its Affiliates, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on Participant’s part shall be considered “willful” unless done or omitted to be done, by Participant in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.
4.    Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price. Payment of the exercise price shall be made (i) in cash (including bank check, personal check or money order payable to the Company), (ii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company’s Common Stock already owned by Participant having a Fair Market Value equal to the full exercise price of the Shares being acquired, or (iii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company a combination thereof.

5.	Change in Control
(a)    In the event of a Change in Control in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) there shall be substituted for each share of Common Stock available upon exercise of the Options granted under this Award Agreement the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of each Option shall be appropriately adjusted by the Committee (as defined in the Plan), such adjustments to be made without an increase in the aggregate purchase price of the Options. Such a conversion shall be done in a manner to avoid subjecting the options to section 409A of the Internal Revenue Code.
(b)    In the event a Qualified CIC Termination occurs, then, unless the Committee determines, prior to the effective date of the Change in Control, to treat the Change in Control pursuant to the terms of clause (c) below, all outstanding and unvested Options shall immediately become exercisable in full.
(c)     In the event of a Change in Control (other than a Change in Control in connection with which the holders of Common Stock receive consideration consisting solely of shares of common stock that are registered under Section 12 of the Exchange Act and the Committee has not determined, prior to the effective date of the Change in Control, to treat the Change in Control pursuant to the terms of this clause (c)), each outstanding Option shall be surrendered to the Company by the holder thereof, and each such Option shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to such Option, multiplied by the excess, if any, of the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, over the purchase price per share of Common Stock subject to the option, provided that upon a Change in Control specified in Section 5(d)(iv), such cash payment shall not be made unless the liquidation or dissolution subsequently occurs.
(d)     “Change in Control” shall mean:
(i)    a majority of the directors of the Company shall be persons other than persons (A) for whose election proxies shall have been solicited by the Board of Directors of the Company, or (B) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships,
(ii)    50% or more of the voting power of all of the outstanding shares of all classes and series of capital stock of the Company entitled to vote in the general election of directors of the Company, voting together as a single class (the “Voting Stock”), of the Company is acquired or beneficially owned by any person, entity or group (within the meaning of Section 13d(3) or 14(d)(2) of the Exchange Act) other than (A) an entity in connection with a Business Combination in which clauses (A) and (B) of subparagraph (iii) apply or (B) a licensed broker/dealer or licensed underwriter who purchases shares of Voting Stock pursuant to an underwritten public offering solely for the purpose of resale to the public,
(iii)    the consummation of a merger or consolidation of the Company with or into another entity, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets or a similar business combination (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (A) all or substantially all of the beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of Voting Stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s Voting Stock immediately prior to such Business Combination, and (B) no person, entity or group beneficially owns, directly or indirectly, 50% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding Voting Stock (or comparable equity interests) of the surviving or acquiring entity), or
(iv)    approval by the Company’s stockholders of a definitive agreement or plan to liquidate or dissolve the Company.
(e)    “Qualified CIC Termination” shall mean (i) the Company’s termination of Participant’s employment without Cause (or Employee’s termination of employment for Good Reason), and (ii) such termination occurs either (A) upon, or within two years after, the occurrence of a Change in Control of the Company, or (B) at the time of, or following, the entry by the Company into a definitive agreement or plan for a Change in Control of the nature set forth in Section 5(d)(ii), (iii), or (iv) (so long as such Change in Control occurs within six months after the effective date of such termination).

(f)    “Good Reason” shall mean: (i) Participant receives a material demotion in status or duties; or (ii) any requirement by the Company that Participant move his regular office to a location more than 50 miles from the Company office at which Participant then was located immediately prior to a Change in Control; or (iii) a material diminution in Participant’s base salary as in effect immediately prior to a Change in Control or as the same may be increased from time to time during the term of this Award Agreement.

6.	Miscellaneous

7.
(a)    Income Tax Matters.

(i)    In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

(ii)    In accordance with the terms of the Plan, and such rules as may be adopted under the Plan, Participant may elect to satisfy Participant’s federal and state income tax withholding obligations arising upon exercise of the Option by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company or other form of payment acceptable to the Company in its sole discretion or (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional Shares but will pay, in lieu thereof, the Fair Market Value of such fractional Shares. Participant’s election must be made on or before the date that the amount of tax to be withheld is determined.

(b)    Plan Provisions Control. In the event that any provision of the Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. Any term not otherwise defined in this Award Agreement shall have the meaning ascribed to it in the Plan.

(c)    Rationale for Grant. The Option granted pursuant to this Award Agreement is intended to offer Participant an incentive to put forth maximum efforts in future services for the success of the Company’s business. The Option is not intended to compensate Participant for past services.
(d)    No Rights of Stockholders. Neither Participant, Participant’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in accordance with the terms hereof.
(e)    No Right to Employment. The grant of the Option shall not be construed as giving Participant the right to be retained in the employ of the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment free from any liability or any claim under the Plan or the Award Agreement. Nothing in the Award Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Option granted hereunder shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Award Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Award Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(f)    Governing Law. The validity, construction and effect of the Plan and the Award Agreement, and any rules and regulations relating to the Plan and the Award Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware. Participant hereby submits to the nonexclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or the Award Agreement.
(g)    Severability. If any provision of the Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction or the Award Agreement, and the remainder of the Award Agreement shall remain in full force and effect.
(h)    No Trust or Fund Created. Participant shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Neither the Plan nor the Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.
(i)    Headings. Headings are given to the Sections and subsections of the Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Award Agreement or any provision thereof.
(j)    Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law. As a condition to the exercise of the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.